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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 (File No. 333-143027) and the Registration Statement on Form S-8 (File No. 333-104447) of Gladstone Capital Corporation of our report dated December 2, 2008 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
McLean, VA
December 2, 2008

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  Exhibit 23